   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2000
                                                     REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              FLOWSERVE CORPORATION
             (Exact name of Registrant as specified in its charter)

              NEW YORK                                   31-0267900
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                   222 WEST LAS COLINAS BOULEVARD, SUITE 1500
                               IRVING, TEXAS 75039
                    (Address of Principal Executive Offices)
--------------------------------------------------------------------------------

                  FLOWSERVE CORPORATION 1997 STOCK OPTION PLAN

                  FLOWSERVE CORPORATION 1999 STOCK OPTION PLAN
                            (Full title of the plans)
--------------------------------------------------------------------------------

                              RONALD F. SHUFF, ESQ.
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              FLOWSERVE CORPORATION
                   222 WEST LAS COLINAS BOULEVARD, SUITE 1500
                               IRVING, TEXAS 75039
                                 (972) 443-6500
(Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


                                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                      AMOUNT TO      OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED                  BE REGISTERED           SHARE                PRICE          REGISTRATION FEE
         ---------------------------                  -------------    ------------------    ------------------   ----------------
Common Stock, par value $1.25 per share (1)       3,400,000 shares (2)     $18.6508 (3)       $63,412,623 (3)       $16,740.93

(1) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement dated as of August 1, 1986, and amended as of August 1, 1996 and as of June 1, 1998, between the Registrant and National City Bank, as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

(2) Represents 1,500,000 shares for the Flowserve Corporation 1997 Stock Option Plan and 1,900,000 shares for the Flowserve Corporation 1999 Stock Option Plan.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 (h) under the Securities Act of 1933. The registration fee is computed based on (i) the average exercise price of $19.1664 for outstanding options to purchase 2,421,410 shares of Common Stock and (ii) with respect to the remaining 978,590 shares, the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on September 19, 2000, of $17.375 per share.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Flowserve Corporation ("Flowserve" or "Registrant") hereby incorporates by reference into this Registration Statement on Form S-8 (the "Registration Statement") the following documents previously filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) Flowserve's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     (b) Flowserve's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     (c) All other reports filed by Flowserve pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

     (d) The description of Flowserve's Common Stock contained in Flowserve's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Flowserve pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the shares of Flowserve's Common Stock offered hereby has been passed upon by Ronald F. Shuff, Esq., Vice President, Secretary and General Counsel of Flowserve. Mr. Shuff has options to purchase shares of Flowserve Common Stock, and beneficially owns shares of Flowserve Common Stock, including shares as a participant in the Flowserve Corporation Retirement Savings Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted on good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

     Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

     The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

     Article IX, Section 1 of Flowserve's By-laws provides that the Registrant shall indemnify any present or future director or officer from and against any and all liabilities and expenses to the maximum extent permitted by the BCL as the same presently exists or to the greater extent permitted by any amendment hereafter adopted.

     Section 726 of the BCL also contains provisions authorizing the Registrant to obtain insurance on behalf of any such director and officer against liabilities, whether or not the Registrant would have the power to indemnify against such liabilities. As permitted by law, the Registrant maintains and pays premiums for directors' and officers' liability insurance policies.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------

 4.1 Flowserve Corporation 1997 Stock Option Plan (filed as Exhibit A to the Registrant's 1997 Proxy Statement filed March 17, 1997).

 4.2 First Amendment to the Flowserve Corporation 1997 Stock Option Plan (filed as Exhibit 10.28 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

 4.3 Amendment No. 2 to the Flowserve Corporation 1997 Stock Option Plan (filed as Exhibit 10.29 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (1999 Form 10-K).

 4.4 Flowserve Corporation 1999 Stock Option Plan (filed as Exhibit A to the Registrant's 1999 Proxy Statement filed March 15, 1999).

 4.5 Amendment No. 1 to the Flowserve Corporation 1999 Stock Option Plan (filed as Exhibit 10.31 to the Registrant's 1999 Form 10-K).

  5.1 Opinion of Ronald F. Shuff, Esq., Vice President, Secretary and General Counsel of Flowserve Corporation

 23.1          Consent of Counsel (included in Exhibit 5.1).

 23.2          Consent of Ernst & Young LLP



ITEM 9. UNDERTAKINGS

     (a)  The Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 22nd day of August, 2000.

                                               Flowserve Corporation
                                               (Registrant)


                                               By: /s/  RONALD F. SHUFF
                                                   -----------------------------
                                                   Ronald F. Shuff
                                                   Vice President, Secretary
                                                   and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/  C. SCOTT GREER                                    Chairman of the Board, President             August 22, 2000
-------------------------------------------------      and Chief Executive Officer
       C. Scott Greer                                  (Principal Executive Officer)


/s/  RENEE J. HORNBAKER                                Vice President and Chief Financial           August 22, 2000
-------------------------------------------------      Officer (Principal Financial Officer)
         Renee J. Hornbaker



/s/  RICK L. JOHNSON                                   Vice President and Controller (Principal     August 22, 2000
-------------------------------------------------      Accounting Officer)
         Rick L. Johnson


/s/  WILLIAM C. RUSNACK                                Director, Chairman of                        August 22, 2000
-------------------------------------------------      Audit/Finance Committee
         William C. Rusnack


/s/  DIANE C. HARRIS                                   Director, Member of Audit/                   August 22, 2000
-------------------------------------------------      Finance Committee
         Diane C. Harris


/s/  CHARLES M. RAMPACEK                               Director, Member of Audit/                   August 22, 2000
-------------------------------------------------      Finance Committee
         Charles M. Rampacek


/s/  JAMES O. ROLLANS                                  Director, Member of Audit/                   August 22, 2000
-------------------------------------------------      Finance Committee
         James O. Rollans

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
 4.1               Flowserve Corporation 1997 Stock Option Plan (filed as Exhibit A to the Registrant's 1997 Proxy Statement filed March 17, 1997).*

 4.2               First Amendment to the Flowserve Corporation 1997 Stock Option Plan
                   (filed as Exhibit 10.28 to the Registrant's Quarterly Report on Form
                   10-Q for the quarter ended June 30, 1998).*

 4.3               Amendment No. 2 to the Flowserve Corporation 1997 Stock Option Plan
                   (filed as Exhibit 10.29 to the Registrant's Annual Report on Form 10-K
                   for the year ended December 31, 1999 (1999 Form 10-K).*

 4.4               Flowserve Corporation 1999 Stock Option Plan (filed as Exhibit A to the Registrant's 1999 Proxy Statement filed March 15, 1999).*

 4.5               Amendment No. 1 to the Flowserve Corporation 1999 Stock Option Plan
                   (filed as Exhibit 10.31 to the Registrant's 1999 form 10-K).*

 5.1               Opinion of Ronald F. Shuff, Esq., Vice President, Secretary and
                   General Counsel of Flowserve Corporation.

23.1               Consent of Counsel (included in Exhibit 5.1).

23.2               Consent of Ernst & Young LLP


----------

*    Incorporated by reference to a document previously filed with the SEC.